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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2002 relating to the financial statements and financial statement schedule of OfficeMax, Inc., which appears in OfficeMax, Inc.'s Annual Report on Form 10-K for the year ended January 26, 2002.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Cleveland, Ohio
             (i) May 31, 2002